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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934.



                Date of Report                November 1, 1999


                         SBA COMMUNICATIONS CORPORATION
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             (Exact name of registrant as specified in its charter)


             Florida                      333-50219              65-0716501
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(State or other jurisdiction of     Commission File Number    (I.R.S. Employer
incorporation or organization)                               Identification No.)




One Town Center Road, Boca Raton, Florida                   33486
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(Address of principal executive offices)                  (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 5    Other Events

          SBA Communications Corporation ("SBA") announced today that it has extended its consent solicitation of the holders of its $269,000,000 in aggregate principal amount at maturity of 12% Senior Discount Notes due 2008 (the "Notes").

          SBA is soliciting consents to amend a portion of Section 4.09 of the indenture, pertaining to the incurrence of indebtedness. The Company is offering a cash consent payment of 1.25% of the accreted value of the Notes to all holders of record who consent to the proposed amendment on or prior to October 28, 1999. The record date remains the close of business on October 7, 1999.

          The consent solicitation is conditioned upon, among other things, the receipt of consents from holders of at least two-thirds of all outstanding Notes. The consent solicitation will now expire at 5:00 P.M., New York time, on October 28, 1999, unless further extended.

          Lehman Brothers Inc. is serving as Solicitation Agent in connection with the consent solicitation.

          D. F. King & Co., Inc. is serving as Information Agent


Item 7    Financial Statements and Exhibits

          (c)   Exhibits

          99.1  Press release dated October 21, 1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




November 1, 1999                            /s/ Jeffrey A. Stoops
                                            ---------------------
                                            Jeffrey A. Stoops
                                            Chief Financial Officer